Exhibit 99.1

TE Connectivity Reports Strong Fiscal Fourth Quarter and Record Full Year Results

Q4 Sales Up 4 Percent; Adjusted EPS Up 10 Percent; GAAP EPS Up 74 Percent

SCHAFFHAUSEN, Switzerland — October 29, 2014 — TE Connectivity Ltd. (NYSE: TEL) today reported results for the fiscal fourth quarter and year ended September 26, 2014.

Fourth Quarter Highlights

•                  Net sales increased to $3.58 billion, up 4 percent versus the prior year and up 3 percent organically

•                  Adjusted Earnings Per Share (EPS) were $1.02, up 10 percent versus the prior year and at the high end of guidance range

•                  Diluted Earnings Per Share from Continuing Operations (GAAP EPS) were $1.60

•                  Free cash flow was $661 million

•                  Returned $283 million to shareholders through share repurchases and dividends

•                  Named to Dow Jones Sustainability North American Index for the third consecutive year

Full Year Highlights

•                  Net sales were $13.9 billion, up 5 percent on an actual and organic basis versus the prior year

•                  Adjusted EPS were $3.79, up 17 percent versus the prior year

•                  Diluted Earnings Per Share from Continuing Operations (GAAP EPS) were $4.29

•                  Free cash flow was $1.7 billion

•                  Returned $1.0 billion to shareholders through share repurchases and dividends

•                  Expanded position in the oil and gas market with acquisitions of LL Rowe, Seacon and Seacon Phoenix

•                  Established TE’s leadership in the large and attractive sensor market with the acquisitions of Measurement Specialties, Inc. (closed October 9, 2014) and American Sensor Technologies, Inc.

“The fourth quarter was a strong finish to a record year for the company,” said Tom Lynch, TE Connectivity Chairman and CEO. “Our performance was led by continued momentum in our Transportation and Industrial segments and our Appliances business. Our adjusted operating margins improved to 16 percent on higher volume and benefits driven by our TE Operating Advantage (TEOA) program.

“I am really pleased with our team’s achievements for the full year just ended. Sales grew 5 percent to $13.9 billion and adjusted EPS increased 17 percent to $3.79, new records for the company. Our strong performance generated $1.7 billion in free cash flow enabling us to make key strategic investments and return $1 billion to shareholders.

“TE is a world leader providing the connectivity and sensor solutions that are essential in our increasingly connected world. For fiscal 2015, we expect to deliver another year of solid sales and earnings growth driven by growth in most of our businesses. We expect continued solid performance in our Transportation and Industrial segments and Appliances business, TE’s businesses focused on harsh environment applications; and double-digit revenue growth in our Networks segment due to significant project wins in our Subcom business.”

FISCAL FOURTH QUARTER RESULTS

The company reported net sales of $3.58 billion, compared to prior year sales of $3.43 billion. Adjusted EPS were $1.02, compared to $0.93 in the prior year. GAAP EPS were $1.60, compared to $0.92 in the prior year. Free cash flow was $661 million for the quarter.

GAAP EPS includes $50 million of acquisition related charges and restructuring and other charges.

Excluding Subsea Communications, total company orders were $3.4 billion, up 4.9 percent, and the book-to-bill ratio was 0.98.

OUTLOOK

For the fiscal first quarter 2015, the company expects net sales of $3.46 billion to $3.56 billion and adjusted EPS of $0.88 to $0.92. GAAP EPS are expected to be $0.95 to $0.99, including acquisition related charges of $0.14, and restructuring and other charges of $0.05, and income from tax related items of $0.26.

For the full year, the company expects net sales of $14.7 to $15.3 billion and adjusted EPS of $4.05 to $4.35. GAAP EPS are expected to be $3.99 to $4.29, including acquisition related charges of $0.23, restructuring and other charges of $0.09, and income from tax related items of $0.26.

The outlook assumes foreign exchange and commodity rates that are consistent with current levels and includes the recently completed acquisition of Measurement Specialties, Inc.

Information about TE Connectivity’s use of non-GAAP financial measures is described at the end of this press release. For a reconciliation of these non-GAAP financial measures, see the attached tables.

CONFERENCE CALL AND WEBCAST

•                  The company will hold a conference call for investors today beginning at 8:30 a.m. EDT.

•                  Internet users will be able to access the company’s earnings webcast, including slide materials, at the “Investors” section of TE Connectivity’s website: http://investors.te.com.

•                  By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the United States is (800) 230-1074. The telephone dial-in number for participants outside the United States is (612) 288-0329.

•                  An audio replay of the conference call will be available beginning at 10:30 a.m. EDT on October 29, 2014, and ending at 11:59 p.m. EST on November 8, 2014. The dial-in number for participants in the United States is (800) 475-6701. For participants outside the United States, the replay dial-in number is (320) 365-3844. The replay access code for all callers is 333511.

NON-GAAP MEASURES

“Organic Sales Growth,” “Adjusted Operating Income,” “Adjusted Operating Margin,” “Adjusted Other Income, Net,” “Adjusted Income Tax Expense,” “Adjusted Income from Continuing Operations,” “Adjusted Earnings Per Share,” and “Free Cash Flow” (FCF) are non-GAAP measures and should not be considered replacements for GAAP results.

“Organic Sales Growth” is a useful measure used by us to measure the underlying results and trends in the business. The difference between reported net sales growth (the most comparable GAAP measure) and Organic Sales Growth (the non-GAAP measure) consists of the impact from foreign currency exchange rates and acquisitions and divestitures, if any. Organic Sales Growth is a useful measure of our performance because it excludes items that: i) are not completely under management’s control, such as the impact of changes in foreign currency exchange rates; or ii) do not reflect the underlying growth of the company, such as acquisition and divestiture activity. The limitation of this measure is that it excludes items that have an impact on our sales. This limitation is best addressed by using organic sales growth in combination with the GAAP results.

We present operating income before special items including charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, and other income or charges, if any (“Adjusted Operating Income”). We utilize Adjusted Operating Income to assess segment level core operating performance and to provide insight to management in evaluating segment operating plan execution and underlying market conditions. It also is a significant component in our incentive compensation plans. Adjusted Operating Income is a useful measure for investors because it provides insight into our underlying operating results, trends, and the comparability of these results between periods. The difference between Adjusted Operating Income and operating income (the most comparable GAAP measure) consists of the impact of charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, and other income or charges, if any, that may mask the underlying operating results and/or business trends. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease our reported operating income. This limitation is best addressed by using Adjusted Operating Income in combination with operating income (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results.

We present operating margin before special items including charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, and other income or charges, if any (“Adjusted Operating Margin”). We present Adjusted Operating Margin before special items to give investors a perspective on the underlying business results. It also is a significant component in our incentive compensation plans. This measure should be considered in conjunction with operating margin calculated using our GAAP results in order to understand the amounts, character and impact of adjustments to operating margin.

We present other income, net before special items including tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, if any (“Adjusted Other Income, Net”). We present Adjusted Other Income, Net as we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP. The difference between Adjusted Other Income, Net and other income, net (the most comparable GAAP measure) consists of tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, if any. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease other income, net. This limitation is best addressed by using Adjusted Other Income, Net in combination with other income, net (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts.

We present income tax expense after adjusting for the tax effect of special items including charges related to restructuring and other charges, acquisition related charges, impairment charges, other income or charges, and certain significant special tax items, if any (“Adjusted Income Tax Expense”). We present Adjusted Income Tax Expense to provide investors further information regarding the tax effects of adjustments used in determining the non-GAAP financial measure Adjusted Income from Continuing Operations (as defined below). The difference between Adjusted Income Tax Expense and income tax expense (the most comparable GAAP measure) is the tax effect of adjusting items and certain significant special tax items, if any. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease income tax expense. This limitation is best addressed by using Adjusted Income Tax Expense in combination with income tax expense (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts.

We present income from continuing operations attributable to TE Connectivity Ltd. before special items including charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, if any, and, if applicable, related tax effects (“Adjusted Income from Continuing Operations”). We present Adjusted Income from Continuing Operations as we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP. Adjusted Income from Continuing Operations provides additional information regarding our underlying operating results, trends and the comparability of these results between periods. The difference between Adjusted Income from Continuing Operations and income from continuing operations attributable to TE Connectivity Ltd. (the most comparable GAAP measure) consists of the impact of charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, if any, and, if applicable, related tax effects. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease our reported results. This limitation is best addressed by using Adjusted Income from Continuing Operations in combination with income from continuing operations attributable to TE Connectivity Ltd. (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts.

We present diluted earnings per share from continuing operations attributable to TE Connectivity Ltd. before special items, including charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, if any, and, if applicable, related tax effects (“Adjusted Earnings Per Share”). We present Adjusted Earnings Per Share because we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP. We believe such a measure provides a picture of our results that is more comparable among periods since it excludes the impact of special items, which may recur, but tend to be irregular as to timing, thereby making comparisons between periods more difficult. It also is a significant component in our incentive compensation plans. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease our reported results. This limitation is best addressed by using Adjusted Earnings Per Share in combination with diluted earnings per share from continuing operations attributable to TE Connectivity Ltd. (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results.

“Free Cash Flow” (FCF) is a useful measure of our ability to generate cash.  It also is a significant component in our incentive compensation plans.  The difference between net cash provided by continuing operating activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash outflows and inflows that we believe are useful to identify.  We believe free cash flow provides useful information to investors as it provides insight into the primary cash flow metric used by management to monitor and evaluate cash flows generated from our operations.

FCF is defined as net cash provided by continuing operating activities excluding voluntary pension contributions and the cash impact of special items, if any, minus net capital expenditures. Net capital expenditures consist of capital expenditures less proceeds from the sale of property, plant and equipment.  These items are subtracted because they represent long-term commitments.  Voluntary pension contributions are excluded from the GAAP measure because this activity is driven by economic financing decisions rather than operating activity.  Certain special items, including net payments related to pre-separation tax matters, also are considered by management in evaluating free cash flow.  We believe investors should also consider these items in evaluating our free cash flow.  We forecast our cash flow results excluding any voluntary pension contributions because we have not yet made a determination about the amount and timing of any such future contributions.  In addition, our forecast excludes the cash impact of special items because we cannot predict the amount and timing of such items.

FCF as presented herein may not be comparable to similarly-titled measures reported by other companies.  The primary limitation of this measure is that it excludes items that have an impact on our GAAP cash flow.  Also, it subtracts certain cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and may imply that there is less or more cash available for our programs than the most comparable GAAP measure indicates.  This limitation is best addressed by using FCF in combination with the GAAP cash flow results.  It should not be inferred that the entire free cash flow amount is available for future discretionary expenditures, as our definition of free cash flow does not consider certain non-discretionary expenditures, such as debt payments.  In addition, we may have other discretionary expenditures, such as discretionary dividends, share repurchases, and business acquisitions that are not considered in the calculation of free cash flow.

FORWARD-LOOKING STATEMENTS

This release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this release include statements addressing our future financial condition and operating results. Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, business, economic, competitive and regulatory risks, such as conditions affecting demand for products, particularly in the automotive industry and the telecommunications networks and consumer devices industries; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; the possible effects on us of changes in tax laws, tax treaties and other legislation; the risk that the operations of Measurement Specialties will not be successfully integrated into ours; and the risk that revenue opportunities, cost savings and other anticipated synergies from the Measurement Specialties acquisition may not be fully realized or may take longer to realize than expected. More detailed information about these and other factors is set forth in TE Connectivity Ltd.’s Annual Report on Form 10-K for the fiscal year ended Sept. 27, 2013 as well as in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed by us with the U.S. Securities and Exchange Commission.

ABOUT TE CONNECTIVITY

TE Connectivity (NYSE: TEL) is a $14 billion global technology leader. Our connectivity and sensor solutions are essential in today’s increasingly connected world. We collaborate with engineers to transform their concepts into creations — redefining what’s possible using intelligent, efficient and high-performing TE products and solutions proven in harsh environments. Our 80,000 people, including 7,500 design engineers, partner with customers in over 150 countries across a wide range of industries. We believe EVERY CONNECTION COUNTS —

www.TE.com.

# # #

Contacts:	Media Relations:	Investor Relations:
	Jane Crawford	Sujal Shah
	TE Connectivity	TE Connectivity
	610-893-9689 - Office	610-893-9790 - Office
	Jane.crawford@te.com	Sujal.shah@te.com

TE CONNECTIVITY LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Quarters Ended		For the Years Ended
	September 26,	September 27,	September 26,	September 27,
	2014	2013	2014	2013
	(in millions, except per share data)
Net sales	$3,575	$3,432	$13,912	$13,280
Cost of sales	2,377	2,276	9,220	8,951
Gross margin	1,198	1,156	4,692	4,329
Selling, general, and administrative expenses	461	451	1,882	1,773
Research, development, and engineering expenses	170	166	675	675
Acquisition and integration costs	29	3	31	14
Restructuring and other charges, net	17	71	59	311
Operating income	521	465	2,045	1,556
Interest income	6	4	19	17
Interest expense	(37)	(34)	(131)	(142)
Other income (expense), net	6	16	63	(183)
Income from continuing operations before income taxes	496	451	1,996	1,248
Income tax (expense) benefit	169	(63)	(207)	29
Income from continuing operations	665	388	1,789	1,277
Income (loss) from discontinued operations, net of income taxes	(2)	—	(8)	—
Net income	663	388	1,781	1,277
Less: net income attributable to noncontrolling interests	—	(1)	—	(1)
Net income attributable to TE Connectivity Ltd.	$663	$387	$1,781	$1,276

Amounts attributable to TE Connectivity Ltd.:
Income from continuing operations	$665	$387	$1,789	$1,276
Income (loss) from discontinued operations	(2)	—	(8)	—
Net income	$663	$387	$1,781	$1,276

Basic earnings per share attributable to TE Connectivity Ltd.:
Income from continuing operations	$1.63	$0.94	$4.36	$3.05
Income (loss) from discontinued operations	—	—	(0.02)	—
Net income	1.62	0.94	4.34	3.05

Diluted earnings per share attributable to TE Connectivity Ltd.:
Income from continuing operations	$1.60	$0.92	$4.29	$3.02
Income (loss) from discontinued operations	—	—	(0.02)	—
Net income	1.59	0.92	4.27	3.02

Dividends and cash distributions paid per common share	$0.29	$0.25	$1.08	$0.92

Weighted-average number of shares outstanding:
Basic	409	413	410	418
Diluted	416	420	417	423

TE CONNECTIVITY LTD.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 26,	September 27,
	2014	2013
	(in millions, except share data)
Assets
Current assets:
Cash and cash equivalents	$2,457	$1,403
Accounts receivable, net of allowance for doubtful accounts of $35 and $48, respectively	2,439	2,323
Inventories	1,745	1,762
Prepaid expenses and other current assets	567	487
Deferred income taxes	336	334
Total current assets	7,544	6,309
Property, plant, and equipment, net	3,126	3,166
Goodwill	4,595	4,326
Intangible assets, net	1,329	1,244
Deferred income taxes	2,058	2,146
Receivable from Tyco International Ltd. and Covidien plc	1,037	1,002
Other assets	463	268
Total Assets	$20,152	$18,461

Liabilities and Equity
Current liabilities:
Current maturities of long-term debt	$667	$711
Accounts payable	1,391	1,383
Accrued and other current liabilities	1,717	1,762
Deferred revenue	179	68
Total current liabilities	3,954	3,924
Long-term debt	3,281	2,303
Long-term pension and postretirement liabilities	1,287	1,155
Deferred income taxes	240	321
Income taxes	2,045	1,979
Other liabilities	332	393
Total Liabilities	11,139	10,075
Commitments and contingencies
Equity:
TE Connectivity Ltd. shareholders’ equity:
Common shares, 419,070,781 shares authorized and issued, CHF 0.57 par value, and 428,527,307 shares authorized and issued, CHF 0.57 par value, respectively	184	189
Contributed surplus	5,231	6,136
Accumulated earnings	4,253	2,472
Treasury shares, at cost, 11,383,631 and 17,020,636 shares, respectively	(644)	(720)
Accumulated other comprehensive income (loss)	(17)	303
Total TE Connectivity Ltd. shareholders’ equity	9,007	8,380
Noncontrolling interests	6	6
Total Equity	9,013	8,386
Total Liabilities and Equity	$20,152	$18,461

TE CONNECTIVITY LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Quarters Ended		For the Years Ended
	September 26,	September 27,	September 26,	September 27,
	2014	2013	2014	2013
	(in millions)
Cash Flows From Operating Activities:
Net income attributable to TE Connectivity Ltd.	$663	$388	$1,781	$1,277
(Income) loss from discontinued operations, net of income taxes	2	—	8	—
Income from continuing operations	665	388	1,789	1,277
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	160	150	617	607
Non-cash restructuring charges	3	18	20	84
Deferred income taxes	(311)	(62)	(234)	30
Provision for losses on accounts receivable and inventories	1	10	50	59
Tax sharing (income) expense	(6)	(17)	(65)	181
Share-based compensation expense	20	19	84	78
Other	4	26	50	56
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	(15)	(51)	(205)	(81)
Inventories	27	30	(76)	(61)
Inventoried costs on long-term contracts	(6)	(13)	14	18
Prepaid expenses and other current assets	8	4	(14)	11
Accounts payable	13	35	52	167
Accrued and other current liabilities	76	15	(282)	(13)
Deferred revenue	60	(26)	112	(54)
Income taxes	63	41	158	(371)
Other	(8)	28	25	60
Net cash provided by continuing operating activities	754	595	2,095	2,048
Net cash used in discontinued operating activities	(5)	(2)	(12)	(2)
Net cash provided by operating activities	749	593	2,083	2,046
Cash Flows From Investing Activities:
Capital expenditures	(197)	(203)	(673)	(615)
Proceeds from sale of property, plant, and equipment	104	20	129	39
Acquisition of businesses, net of cash acquired	(504)	(6)	(528)	(6)
Proceeds from divestiture of discontinued operations, net of cash retained by sold operations	—	—	—	14
Other	(7)	1	(3)	23
Net cash used in investing activities	(604)	(188)	(1,075)	(545)
Cash Flows From Financing Activities:
Net increase (decrease) in commercial paper	(48)	—	(23)	50
Proceeds from issuance of long-term debt	999	—	1,322	—
Repayment of long-term debt	—	—	(360)	(715)
Proceeds from exercise of share options	16	61	156	214
Repurchase of common shares	(126)	(226)	(578)	(844)
Payment of common share dividends and cash distributions to shareholders	(119)	(103)	(443)	(384)
Other	(12)	(1)	(21)	(1)
Net cash provided by (used in) continuing financing activities	710	(269)	53	(1,680)
Net cash provided by discontinued financing activities	5	2	12	2
Net cash provided by (used in) financing activities	715	(267)	65	(1,678)
Effect of currency translation on cash	(16)	3	(19)	(9)
Net increase (decrease) in cash and cash equivalents	844	141	1,054	(186)
Cash and cash equivalents at beginning of period	1,613	1,262	1,403	1,589
Cash and cash equivalents at end of period	$2,457	$1,403	$2,457	$1,403

Supplemental Cash Flow Information:
Interest paid	$10	$23	$121	$155
Income taxes paid, net of refunds	78	83	283	312

Reconciliation to Free Cash Flow:
Net cash provided by continuing operating activities	$754	$595	$2,095	$2,048
Capital expenditures, net	(93)	(183)	(544)	(576)
Payments related to pre-separation U.S. tax matters, net	—	—	179	28
Free cash flow (1)	$661	$412	$1,730	$1,500

(1) Free cash flow is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

CONSOLIDATED SEGMENT DATA (UNAUDITED)

	For the Quarters Ended				For the Years Ended
	September 26,		September 27,		September 26,		September 27,
	2014		2013		2014		2013
	($ in millions)
Net Sales:
Transportation Solutions	$1,494		$1,398		$6,090		$5,485
Industrial Solutions	901		818		3,302		3,099
Network Solutions	779		804		2,918		3,066
Consumer Solutions	401		412		1,602		1,630
Total	$3,575		$3,432		$13,912		$13,280

Operating Income:
Transportation Solutions	$305	20.4%	$257	18.4%	$1,283	21.1%	$972	17.7%
Industrial Solutions	116	12.9%	127	15.5%	446	13.5%	362	11.7%
Network Solutions	55	7.1%	33	4.1%	163	5.6%	136	4.4%
Consumer Solutions	45	11.2%	48	11.7%	153	9.6%	86	5.3%
Total	$521	14.6%	$465	13.5%	$2,045	14.7%	$1,556	11.7%

TE CONNECTIVITY LTD.

RECONCILIATION OF NET SALES GROWTH (UNAUDITED)

							Percentage of
	Change in Net Sales for the Quarter Ended September 26, 2014						Segment’s Total
	versus Net Sales for the Quarter Ended September 27, 2013						Net Sales for the
				Acquisitions			Quarter Ended
	Organic (1)		Translation (2)	(Divestiture)	Total		September 26, 2014
	($ in millions)
Transportation Solutions (3):
Automotive	$89	6.4%	$5	$2	$96	6.9%	100%
Total	89	6.4	5	2	96	6.9	100%
Industrial Solutions (3):
Industrial Equipment	16	4.6	(1)	—	15	4.3	40
Aerospace, Defense, Oil, and Gas	25	9.7	—	40	65	24.8	36
Energy	7	3.2	(1)	(3)	3	1.4	24
Total	48	5.9	(2)	37	83	10.1	100%
Network Solutions (3):
Telecom Networks	(12)	(3.6)	(1)	—	(13)	(3.8)	43
Data Communications	(5)	(2.2)	1	—	(4)	(2.1)	24
Enterprise Networks	11	6.8	(1)	—	10	6.3	22
Subsea Communications	(17)	(16.9)	(1)	—	(18)	(17.5)	11
Total	(23)	(2.9)	(2)	—	(25)	(3.1)	100%
Consumer Solutions (3):
Consumer Devices	(16)	(6.1)	(1)	—	(17)	(6.8)	58
Appliances	7	4.0	(1)	—	6	3.7	42
Total	(9)	(2.1)	(2)	—	(11)	(2.7)	100%
Total	$105	3.1%	$(1)	$39	$143	4.2%

							Percentage of
	Change in Net Sales for the Year Ended September 26, 2014						Segment’s Total
	versus Net Sales for the Year Ended September 27, 2013						Net Sales for the
				Acquisitions			Year Ended
	Organic (1)		Translation (2)	(Divestitures)	Total		September 26, 2014
	($ in millions)
Transportation Solutions (3):
Automotive	$570	10.4%	$33	$2	$605	11.0%	100%
Total	570	10.4	33	2	605	11.0	100%
Industrial Solutions (3):
Industrial Equipment	77	6.0	4	—	81	6.3	41
Aerospace, Defense, Oil, and Gas	67	6.5	8	46	121	11.9	35
Energy	17	2.1	(1)	(15)	1	0.1	24
Total	161	5.2	11	31	203	6.6	100%
Network Solutions (3):
Telecom Networks	33	2.6	4	—	37	2.9	45
Data Communications	(43)	(5.5)	(1)	(39)	(83)	(10.7)	24
Enterprise Networks	26	4.2	(14)	—	12	2.0	21
Subsea Communications	(114)	(28.7)	—	—	(114)	(28.7)	10
Total	(98)	(3.2)	(11)	(39)	(148)	(4.8)	100%
Consumer Solutions (3):
Consumer Devices	(55)	(5.4)	(12)	—	(67)	(6.6)	59
Appliances	39	6.3	—	—	39	6.3	41
Total	(16)	(1.0)	(12)	—	(28)	(1.7)	100%
Total	$617	4.6%	$21	$(6)	$632	4.8%

(1) Represents the change in net sales resulting from volume and price changes, before consideration of acquisitions, divestitures, and the impact of changes in foreign currency exchange rates. Organic net sales growth is a non-GAAP measure. See description of non-GAAP measures contained in this release.

(2) Represents the change in net sales resulting from changes in foreign currency exchange rates.

(3) Industry end market information is presented consistently with our internal management reporting and may be revised periodically as management deems necessary.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended September 26, 2014

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net	Items (2)	(Non-GAAP) (3)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$305	$4	$4	$—	$313
Industrial Solutions	116	29	—	—	145
Network Solutions	55	—	13	—	68
Consumer Solutions	45	—	—	—	45
Total	$521	$33	$17	$—	$571

Operating Margin	14.6%				16.0%

Other Income, Net	$6	$—	$—	$—	$6

Income Tax (Expense) Benefit	$169	$(1)	$(8)	$(282)	$(122)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$665	$32	$9	$(282)	$424

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$1.60	$0.08	$0.02	$(0.68)	$1.02

(1) Includes $29 million of acquisition and integration charges and $4 million of non-cash amortization associated with fair value adjustments primarily related to acquired inventories and customer order backlog recorded in cost of sales.

(2) Income tax benefits recognized in connection with a reduction in the valuation allowance associated with certain tax loss carryforwards.

(3) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended September 27, 2013

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges	Charges, Net	Items (1)	(Non-GAAP) (2)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$257	$2	$9	$—	$268
Industrial Solutions	127	1	7	—	135
Network Solutions	33	—	49	—	82
Consumer Solutions	48	—	6	—	54
Total	$465	$3	$71	$—	$539

Operating Margin	13.5%				15.7%

Other Income, Net	$16	$—	$—	$(9)	$7

Income Tax Expense	$(63)	$(2)	$(18)	$(40)	$(123)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$387	$1	$53	$(49)	$392

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$0.92	$—	$0.13	$(0.12)	$0.93

(1) Includes income tax benefits recognized in connection with a reduction in the valuation allowance associated with certain tax loss carryforwards partially offset by income tax expense related to adjustments to prior year income tax returns. In addition, the other income adjustment includes amounts related to reimbursements by Tyco International and Covidien in connection with pre-separation tax matters.

(2) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Year Ended September 26, 2014

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net	Items (2)	(Non-GAAP) (3)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$1,283	$4	$4	$—	$1,291
Industrial Solutions	446	31	7	—	484
Network Solutions	163	—	35	—	198
Consumer Solutions	153	—	13	—	166
Total	$2,045	$35	$59	$—	$2,139

Operating Margin	14.7%				15.4%

Other Income, Net	$63	$—	$—	$(39)	$24

Income Tax Expense	$(207)	$(1)	$(22)	$(239)	$(469)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$1,789	$34	$37	$(278)	$1,582

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$4.29	$0.08	$0.09	$(0.67)	$3.79

(1) Includes $31 million of acquisition and integration charges and $4 million of non-cash amortization associated with fair value adjustments primarily related to acquired inventories and customer order backlog recorded in cost of sales.

(2) Includes income tax benefits of $282 million recognized in connection with a reduction in the valuation allowance associated with certain tax loss carryforwards and income tax expense related to adjustments to prior year income tax returns. In addition, other income includes amounts related to reimbursements by Tyco International and Covidien in connection with pre-separation tax matters, including $18 million related to our share of a settlement agreement entered into by Tyco International with a former subsidiary.

(3) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Year Ended September 27, 2013

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges	Charges, Net	Items (1)	(Non-GAAP) (2)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$972	$7	$38	$—	$1,017
Industrial Solutions	362	7	62	—	431
Network Solutions	136	—	125	—	261
Consumer Solutions	86	—	86	—	172
Total	$1,556	$14	$311	$—	$1,881

Operating Margin	11.7%				14.2%

Other Income (Expense), Net	$(183)	$—	$—	$213	$30

Income Tax (Expense) Benefit	$29	$(5)	$(90)	$(354)	$(420)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$1,276	$9	$221	$(141)	$1,365

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$3.02	$0.02	$0.52	$(0.33)	$3.23

(1) Includes $331 million of income tax benefits associated with the settlement of an audit of prior year income tax returns as well as the related impact of $231 million to other expense pursuant to the tax sharing agreement with Tyco International and Covidien. Also includes income tax expense related to adjustments to prior year income tax returns, income tax benefits recognized in connection with a reduction in the valuation allowance associated with certain tax loss carryforwards, and income tax benefits recognized in connection with the lapse of statutes of limitations for examinations of prior year income tax returns. In addition, the other income adjustment includes amounts related to reimbursements by Tyco International and Covidien in connection with pre-separation tax matters.

(2) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended December 27, 2013

(UNAUDITED)

		Adjustments
		Restructuring
		and Other	Tax	Adjusted
	U.S. GAAP	Charges, Net	Items (1)	(Non-GAAP) (2)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$296	$1	$—	$297
Industrial Solutions	99	1	—	100
Network Solutions	46	5	—	51
Consumer Solutions	38	—	—	38
Total	$479	$7	$—	$486

Operating Margin	14.4%			14.6%

Other Income, Net	$32	$—	$(25)	$7

Income Tax Expense	$(127)	$(1)	$7	$(121)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$355	$6	$(18)	$343

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$0.85	$0.01	$(0.04)	$0.82

(1) Includes income tax expense related to adjustments to prior year income tax returns. In addition, other income includes amounts related to reimbursements by Tyco International and Covidien in connection with pre-separation tax matters, including $18 million related to our share of a settlement agreement entered into by Tyco International with a former subsidiary.

(2) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF FORWARD-LOOKING NON-GAAP FINANCIAL MEASURES

TO FORWARD-LOOKING GAAP FINANCIAL MEASURES

As of October 29, 2014

(UNAUDITED)

	Outlook for
	Quarter Ending
	December 26,	Outlook for
	2014	Fiscal 2015
Diluted earnings per share from continuing operations attributable to TE Connectivity Ltd. (GAAP)	$0.95 - 0.99	$3.99 - 4.29
Restructuring and other charges, net	0.05	0.09
Acquisition related charges	0.14	0.23
Tax items	(0.26)	(0.26)
Adjusted diluted earnings per share from continuing operations attributable to TE Connectivity Ltd. (non-GAAP) (1)	$0.88 - 0.92	$4.05 - 4.35

(1) See description of non-GAAP measures contained in this release.